Exhibit (i)

ROPES & GRAY LLP ONE METRO CENTER 700 12TH STREET, NW, SUITE 900 WASHINGTON, DC 20005-3948 WWW.ROPESGRAY.COM

September 28, 2012

ProShares Trust

7501 Wisconsin Avenue, Suite 1000

Bethesda, Maryland 20814

Ladies and Gentlemen:

We are furnishing this opinion in connection with the proposed offer and sale by ProShares Trust, a Delaware statutory trust (the “Trust”), of shares of beneficial interest of ProShares USD Covered Bond, ProShares German Sovereign/Sub-Sovereign ETF, ProShares Credit Suisse 130/30, ProShares Hedge Replication ETF, ProShares RAFI® Long/Short, ProShares Short S&P500®, ProShares Short QQQ®, ProShares Short Dow30 SM, ProShares Short MidCap400, ProShares Short Russell2000, ProShares Short SmallCap600, ProShares UltraShort Russell3000, ProShares UltraShort S&P500®, ProShares UltraShort QQQ®, ProShares UltraShort Dow30 SM, ProShares UltraShort MidCap400, ProShares UltraShort Russell2000, ProShares UltraShort SmallCap600, ProShares UltraPro Short S&P500®, ProShares UltraPro Short QQQ®, ProShares UltraPro Short Dow30 SM, ProShares UltraPro Short MidCap400, ProShares UltraPro Short Russell2000, ProShares UltraShort Russell1000 Value, ProShares UltraShort Russell1000 Growth, ProShares UltraShort Russell MidCap Value, ProShares UltraShort Russell MidCap Growth, ProShares UltraShort Russell2000 Value, ProShares UltraShort Russell2000 Growth, ProShares Short Basic Materials, ProShares Short Financials, ProShares Short Oil & Gas, ProShares Short Real Estate, ProShares Short KBW Regional Banking, ProShares UltraShort Basic Materials, ProShares UltraShort Nasdaq Biotechnology, ProShares UltraShort Consumer Goods, ProShares UltraShort Consumer Services, ProShares UltraShort Financials, ProShares UltraShort Health Care, ProShares UltraShort Industrials, ProShares UltraShort Oil & Gas, ProShares UltraShort Real Estate, ProShares UltraShort Semiconductors, ProShares UltraShort Technology, ProShares UltraShort Telecommunications, ProShares UltraShort Utilities, ProShares UltraPro Short Financials, ProShares UltraPro Short Oil & Gas, ProShares Short MSCI EAFE, ProShares Short MSCI Emerging Markets, ProShares Short FTSE China 25, ProShares UltraShort MSCI EAFE, ProShares UltraShort MSCI Emerging Markets, ProShares UltraShort MSCI Europe, ProShares UltraShort MSCI Pacific ex-Japan, ProShares UltraShort MSCI Brazil, ProShares UltraShort FTSE China 25, ProShares UltraShort MSCI Japan, ProShares UltraShort MSCI Mexico Investable Market, ProShares UltraPro Short MSCI Emerging Markets, ProShares Short 7-10 Year Treasury, ProShares Short 20+ Year Treasury, ProShares Short High Yield, ProShares Short Investment Grade Corporate, ProShares UltraShort 3-7 Year Treasury, ProShares UltraShort 7-10 Year Treasury, ProShares UltraShort 20+ Year Treasury, ProShares UltraShort TIPS, ProShares UltraPro Short 20+ Year Treasury, ProShares Ultra Russell3000, ProShares Ultra S&P500®, ProShares Ultra QQQ®, ProShares Ultra Dow30 SM, ProShares Ultra MidCap400, ProShares Ultra Russell2000, ProShares Ultra SmallCap600, ProShares UltraPro S&P500®, ProShares UltraPro QQQ®, ProShares UltraPro Dow30 SM, ProShares UltraPro MidCap400, ProShares UltraPro Russell2000, ProShares Ultra Russell1000 Value, ProShares Ultra Russell1000 Growth, ProShares Ultra Russell MidCap Value, ProShares Ultra Russell MidCap Growth, ProShares Ultra Russell2000 Value, ProShares Ultra

September 28, 2012

Russell2000 Growth, ProShares Ultra Basic Materials, ProShares Ultra Nasdaq Biotechnology, ProShares Ultra Consumer Goods, ProShares Ultra Consumer Services, ProShares Ultra Financials, ProShares Ultra Health Care, ProShares Ultra Industrials, ProShares Ultra Oil & Gas, ProShares Ultra Real Estate, ProShares Ultra KBW Regional Banking, ProShares Ultra Semiconductors, ProShares Ultra Technology, ProShares Ultra Telecommunications, ProShares Ultra Utilities, ProShares UltraPro Financials, ProShares UltraPro Oil & Gas, ProShares Ultra MSCI EAFE, ProShares Ultra MSCI Emerging Markets, ProShares Ultra MSCI Europe, ProShares Ultra MSCI Pacific ex-Japan, ProShares Ultra MSCI Brazil, ProShares Ultra FTSE China 25, ProShares Ultra MSCI Japan, ProShares Ultra MSCI Mexico Investable Market, ProShares UltraPro MSCI Emerging Markets, ProShares Ultra 7-10 Year Treasury, ProShares Ultra 20+ Year Treasury, ProShares Ultra High Yield, ProShares Ultra Investment Grade Corporate, ProShares Ultra TIPS, ProShares UltraPro 20+ Year Treasury, ProShares 30 Year TIPS/TSY Spread, ProShares Short 30 Year TIPS/TSY Spread, ProShares UltraPro 10 Year TIPS/TSY Spread, and ProShares UltraPro Short 10 Years TIPS/TSY Spread (collectively, the “Shares”), pursuant to post-effective amendment No. 72 on Form N-1A (the “Post-Effective Amendment”) under the Securities Act of 1933, as amended.

We are familiar with the actions taken by the Trustees of the Trust to authorize the issuance of the Shares. We have examined the Trust’s Certificate of Trust (as on file in the office of the Secretary of State of the State of Delaware), its Agreement and Declaration of Trust, as amended, its Bylaws and such other documents as we deemed necessary for the purposes of this opinion. We assume that upon sale of the Shares by the Trust the Trust will receive the net asset value thereof.

Based upon the foregoing, we are of the opinion that the Trust is authorized to issue an unlimited number of Shares, and that, when the Shares are issued and sold, they will be validly issued, fully paid and nonassessable by the Trust.

We consent to the filing of this opinion as an exhibit to the Post-Effective Amendment.

Very truly yours,

/s/ Ropes & Gray LLP
Ropes & Gray LLP